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Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Royal Appliance Mfg. Co. on Form S-8 (File No. 33-44802) of our reports dated March 7, 2000, on our audits of the consolidated financial statements and financial statement schedule of Royal Appliance Mfg. Co. and Subsidiaries as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997, which reports are included in this Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP



Cleveland, Ohio
March 16, 2000




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